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                                                                    EXHIBIT 99.1

(INTERVOICE LOGO)                                              NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS
Intervoice, Inc.           Telemac Corporation
Rob-Roy J. Graham          Traci L. Collins
Chief Financial Officer    Director - Corporate Communications
+1 (972) 454-8712          Tel: +1.310.568.6585
                           Fax: +1.310.216.3426
                           media@telemac.com
                           For Telemax Sales Worldwide
                           sales@telemac.com

09-03

                     INTERVOICE AND TELEMAC EXTEND AGREEMENT

DALLAS, TEXAS--March 28, 2003--Intervoice Inc. (Nasdaq: INTV), a world leader in converged voice and data solutions, and Telemac Corporation, the global leader in network-edge real-time accounting and billing technologies for the wireless industry, announced today that they have modified and extended their license and managed services agreement to better support their mutual customers, and they have resolved all disputes between the companies that were the subject of a previously announced arbitration proceeding.


"We are happy that Intervoice and Telemac have settled their differences," said David Brandenburg, Intervoice's chairman and chief executive officer. "We intend to make the most out of the opportunities in which we can utilize Telemac's technology."


Kenin M. Spivak, chairman and chief executive officer of Telemac Corporation, stated: "We look forward to continuing to work with Intervoice to deliver a world class billing solution to our mutual customers. We are pleased to have reached an amicable resolution with Intervoice."


The financial terms, which will not be made public, included an initial cash payment to Telemac, which is not material to Intervoice's overall financial condition.


ABOUT INTERVOICE

With more than 21,000 systems deployed around the globe, Intervoice is a world leader in converged voice and data solutions. Intervoice provides the applications, tools and infrastructure that enable enterprises and carriers to attract and retain customers and promote


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profitability. Omvia(TM) our open, standards-based product suite, is transforming the way people and information connect. Omvia offers speech-enabled IVR applications, multimedia and network-grade portals, wireless application gateways, and enhanced services such as unified messaging, short messaging services (SMS), voicemail, prepaid services and interactive alerts. Intervoice is headquartered in Dallas with offices in Europe, the Middle East, South America and Asia Pacific. For more information, visit www.intervoice.com.

TELEMAC CORPORATION is the global leader in advanced network-edge real-time accounting, billing, and payment processing technologies for the wireless industry. The Telemac Advantage(R) solution is a real-time billing system supporting all voice and data services operating on 2G, 2.5G, and 3G networks. Telemac technology is protected by worldwide patents and is licensed to wireless operators on five continents, four of the top five handset manufacturers and three of the top four SIM manufacturers, among others. The Telemac Advantage(R) solution is available in a range of service bureau and on-site deployment options. Nearly 15,000,000 Telemac-enabled(TM) mobile phones have been sold worldwide. For more information, visit www.telemac.com.

This press release contains forward-looking statements. Any statements released herein that are forward-looking are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Editors and investors are cautioned that forward-looking statements involve risks and uncertainties, which may affect business prospects and performance. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Potential risks and uncertainties may include economic, competitive, governmental, technological, or other factors. Readers are cautioned to read the risks and uncertainties described in Intervoice's filings with the Securities and Exchange Commission, which could cause actual results to vary materially from the forward-looking statements in this press release.

Telemac(R) is a registered trademark of Telemac Corporation. All other trademarks are the property of their respective owners.


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